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                                                                    EXHIBIT 99.1

               InfoCure Acquires VitalWorks to Offer Healthcare
                 Information Technology As Application Service
                          Provider (ASP) via Internet

     ATLANTA, Dec. 22 /PRNewswire/ -- InfoCure Corporation (Nasdaq: INCX -news) announced today that it has acquired VitalWorks as a critical component of InfoCure's strategy to deliver healthcare information technology to physicians as an Application Service Provider. InfoCure believes it is one of the first healthcare information services company to develop a strategy to deliver product as an ASP. As an ASP, InfoCure will generate revenue by encouraging customers to subscribe to its services which will give them online access to software applications and expanded healthcare connectivity that will be hosted on a central server. Under this ASP model, consumers will "rent versus buy" InfoCure's software applications.

     InfoCure will form VitalWorks.com, which will operate as a wholly owned subsidiary of InfoCure, and contain the operations of VitalWorks. In addition, InfoCure will contribute to VitalWorks.com the business of those specialty practices that are most likely to adopt the ASP model. The formation of VitalWorks.com will enable InfoCure to more effectively develop and design products to operate in an ASP environment and to manage the delivery of this new model to its customers. InfoCure also announced today that it is working with Hewlett-Packard Company (NYSE: HWP) and Qwest Communications International, Inc. (Nasdaq: QWST) to offer InfoCure's practice management software acquired from VitalWorks, as an ASP.

     Frederick L. Fine, InfoCure President and CEO stated, "The launching of our ASP initiative, in combination with HP and Qwest Communications, gives InfoCure a crucial first mover technological advantage. In addition, we will be able to benefit from the opportunities that the Internet affords in the areas of e-commerce and healthcare connectivity.

     "Our desire to offer products acquired with VitalWorks will give us the ability to focus on the burgeoning ASP market. With the latest in ASP practice management applications, and an established infrastructure that can deliver IT services and nationwide distribution, we believe we are in a unique position to capitalize on this high growth opportunity."

     Kurt Lawrence, InfoCure's Chief Technology Officer said, "VitalWorks' contractual application utilizes ITS (Microsoft Internet Information Server), MTS (Microsoft Transaction Server), thin client architecture as well as Microsoft Internet Explorer version 4.0 or greater. Security is provided via Microsoft's 128-bit encryption. Industrial strength high-speed data access is implemented utilizing Oracle's database products.

     "We believe this combination of leading edge Internet technology differentiates our products substantially from other re-tooled legacy practice management products applications presently being offered to medical practices in an ASP environment, as well as providing us with a substantial competitive advantage."

     Russell Keene, VitalWorks President and CEO stated "InfoCure's track record of successfully rationalizing the physicians practice management systems market combines proven execution with technical leadership. During the last two years, VitalWorks has developed its practice management software to operate in a real ASP environment. We believe that the combination of VitalWorks

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technology and InfoCure's desktop franchise, distribution and service infrastructure provides the necessary components to be the leader in the HCIS ASP marketplace."

     InfoCure is a leading national provider of healthcare practice management software products and services to targeted healthcare practice specialties, including anesthesiology, dermatology, dentistry, oral and maxillofacial surgery, orthodontics, podiatry, radiology, ophthalmology and oncology, as well as to larger general medical practices. The Company's wide range of practice management software products automate the administrative, financial and clinical information management functions of both office-based and hospital-based healthcare practices. InfoCure provides its customers with ongoing software support, training and electronic data interchange (EDI) services.

     Certain statements in this release are forward-looking including statements relating to InfoCure's ability to introduce its ASP business model and bring the benefits of electronic commerce and Internet connectivity to its customer base. A discussion of certain risk factors that may cause results to differ from any forward-looking statements made herein can be found in filings made by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the period ending December 31, 1998 and the Company's Registration Statement on Form S-3 on file with the Commission.

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